EXHIBIT 99.1

PRESS RELEASE

S&W Seed Company and Calyxt, Inc.
Announce Alfalfa Seed Collaboration

Companies to apply next generation gene editing technology to the alfalfa seed industry

FRESNO, California and NEW BRIGHTON, Minnesota - June 9, 2015 - S&W Seed Company (Nasdaq: SANW), a leading provider of seed genetics, production, processing and marketing for the alfalfa seed market, and Calyxt, Inc., a Minnesota-based company focusing on developing healthier food products, and a wholly owned subsidiary of Cellectis S.A. (Nasdaq: CLLS, Alternext: ALCLS.PA), today announced they have entered into a collaboration agreement to research, develop, produce and commercialize alfalfa seed products involving next generation gene editing technology on S&W's industry leading alfalfa seed genetics. Calyxt's technology allows for the custom gene-editing of plant species to create novel traits and increase value.

In particular, Calyxt will be applying its patented nuclease technology to develop a series of alfalfa seed products based on editing of native genes to improve the agronomic and quality value of alfalfa for the food and agriculture industries. The approach is based on the same principle as classical cross-breeding of different plants, however the gene editing technology developed by Calyxt dramatically accelerates the development timeline. The targeted approach of gene editing is more predictable and reliable than traditional breeding and can also be much more cost effective. The companies will look to commercialize products through S&W and Calyxt's distribution channels with pre-defined financial terms.

Mark Grewal, chief executive officer of S&W Seed Company commented, "This agreement with Calyxt continues to position S&W at the forefront of alfalfa seed research and development. The Calyxt technology allows for the development of unique traits in alfalfa seeds. The ability to provide enhanced traits in alfalfa seed varieties opens up what we believe will be a significant opportunity for us, our partners and Calyxt. The world will continue to need varieties that can drive increases in productivity, while decreasing input costs to meet global demands. Our goal at S&W is to meet those challenges."

Luc Mathis, chief executive officer of Calyxt commented, "S&W Seed Company is a great partner for us to address the alfalfa market, combining the ability to generate new traits into superior genetics, with a clear path to market. The partnership fits well with our vision of bringing higher quality products also for the feed industry."

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia and three provinces in Canada, and S&W sells its seed products in more than 25 countries around the globe. Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Contact:	Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC 602-889-9700 sanw@lythampartners.com www.lythampartners.com	Matthew Szot Chief Financial Officer S&W Seed Company 559-884-2535 www.swseedco.com

About Calyxt1

Founded in 2010, Calyxt, Inc. (previously Cellectis Plant Sciences, Inc.) is based in New Brighton, Minnesota (USA). The company aims to create healthier crop products such as high-oleic/low trans fat soybean oil, cold-storable potato, gluten reduced wheat and low saturated fat canola oil for the food and agriculture industries. Calyxt is developing a network of partnerships in order to secure accessibility of its food products to consumers.

For further information please visit our website: www.calyxt.com

For further information, please contact:
Media contacts
Jennifer Moore, Director of Communications
Phone: 347-809-5978
email: contact@calyxt.com

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1 Calyxt™ and the corporate logo are trademarks owned by Calyxt, Inc.

S&W Seed Company Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include statements regarding future research and development activities, product development and sales of newly-developed products, among others. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, our Registration Statement on Form S-3 filed on January 30, 2015 and any amendment or supplements thereto, our Quarterly Report on Form 10-Q for the nine months ended March 31, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. The Company does not have an obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Disclaimer
This press release and the information contained herein do not constitute an offer to sell or subscribe, or a solicitation of an offer to buy or subscribe, for shares in Cellectis in any country. This press release contains forward-looking statements that relate to the Company's objectives based on the current expectations and assumptions of the Company's management only and involve risk and uncertainties that could cause the Company to fail to achieve the objectives expressed by the forward-looking statements above.